Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

DATED AS OF

[—], 2014

AMONG

DAVE & BUSTER’S ENTERTAINMENT, INC.

AND

THE STOCKHOLDERS PARTY HERETO

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [—], 2014, among Dave & Buster’s Entertainment, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the Persons named on the signature pages hereto (including any additional signatories to this Agreement after the date hereof, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to enter into this Agreement to establish certain arrangements with respect to the Company Securities owned by the Stockholders, and other related matters; and

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE 1

REGISTRATION RIGHTS

Section 1.01. Demand Registration.

(a) If, at any time commencing six (6) months after the date of consummation of the Initial Public Offering, the Company shall receive a written request from Oak Hill (the “Requesting Stockholder”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting Stockholder’s Registrable Securities (which shall be effected by a shelf registration if so requested by the Requesting Stockholder), and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) at least fifteen (15) Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the Other Stockholders holding Registrable Securities and thereupon shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i) all Registrable Securities for which the Requesting Stockholder has requested registration under this Section 1.01.

(ii) subject to the restrictions set forth in Sections 1.01(f) and 1.02, all other Registrable Securities of the same class as those requested to be registered by the Requesting Stockholders that any Stockholders with rights to request registration under Section 1.02 (all such Stockholders, together with the Requesting Stockholders, the “Registering Stockholders”) have requested the Company to register by request received by the Company within ten (10) Business Days after such Stockholders receive the Company’s notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

(b) Promptly after the expiration of the ten (10) Business Day period referred to in Section 1.01(a)(ii) hereof, the Company will notify all Registering Stockholders of the identities of the other Registering Stockholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Stockholders may revoke such request, without liability to any of the other Registering Stockholders, by providing a notice to the Company revoking such request.

(c) Oak Hill shall have an unlimited number of Demand Registrations.

(d) The Company shall be liable for and pay all Registration Expenses in connection with each Demand Registration, regardless of whether such Registration is effected.

(e) A Demand Registration shall not be deemed to have occurred:

(i) unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 120 days (or such shorter period in which all Registrable Securities of the Registering Stockholders included in such registration have actually been sold thereunder), provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder; or

(ii) if the Maximum Offering Size (as defined below) is reduced in accordance with Section 1.01(f) such that less than 50% of the Registrable Securities of the Requesting Stockholders sought to be included in such registration are included.

(f) If a Demand Registration involves a Public Offering and the managing underwriter advises the Company and the Requesting Stockholders that, in its view, the number of Company Securities that the Registering Stockholders and the Company propose to include in such registration exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such Company Securities can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) first, all Registrable Securities requested to be registered by the Registering Stockholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Registering Stockholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each); and

(ii) second, all Registrable Securities proposed to be registered by the Company.

Section 1.02. Piggyback Registration.

(a) If the Company proposes to register any Company Securities under the Securities Act (whether for itself or in connection with a sale of securities by any Stockholder, but other than a registration on Form S-8 or S-4, or any successor or similar forms, relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), the Company shall each such time give prompt written notice at least ten (10) Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Stockholder holding Registrable Securities with rights to require registration of Company Securities hereunder, which notice shall set forth such Stockholder’s rights under this Section 1.02 and shall offer such Stockholder the opportunity to include in such registration statement Company Securities of the same class or series of Registrable Securities as proposed to be offered in such registration (a “Piggyback Registration”), subject to the restrictions set forth herein. Upon the written request of any such Stockholder made within five (5) Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Stockholder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Stockholders with rights to require registration of Company Securities hereunder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves a Public Offering, all such Stockholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 1.05(f)(i) on the same terms and conditions as apply to the Company or any other selling Stockholders, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 1.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Company securities, the Company shall give notice to all such Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 1.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 1.01. The Company shall be liable for and pay all Registration Expenses in connection with each Piggyback Registration.

(b) If a Piggyback Registration involves a Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 1.01(f) shall apply) and the managing underwriter advises the Company that, in its view, the number of Company Securities that the Company and such selling stockholders propose to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i) with respect to a Public Offering by the Company for its own account:

(A) first, such number of Registrable Securities proposed to be registered for the account of the Company or any Requesting Stockholder on whose account the registration is being made, if any, as would not cause the offering to exceed the Maximum Offering Size, and

(B) second, all Registrable Securities requested to be included in such registration by any Registering Stockholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders based on their relative ownership of Registrable Securities) requested be included in the Piggyback Registration.

(ii) With respect to a Public Offering by the Company for the account of selling stockholders:

(A) first, all Registrable Securities requested to be included in such registration by any Registering Stockholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders based on their relative number of Registrable Securities) requested to be included in the Piggyback Registration; and

(B) second, all Registrable Securities proposed to be registered for the account of the Company.

Section 1.03. Automatic Shelf Registrations; Shelf Take-Downs.

(a) Automatic Shelf Registrations. After the Initial Public Offering, as promptly as practicable following the date upon which the Company becomes a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”), the Company shall file with the SEC a continuous or delayed basis offering pursuant to Rule 415 under the Securities Act (a “Shelf Registration Statement”), which, for the avoidance of doubt, would be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) for a WKSI relating to the offer and sale of all Registrable Securities by the holders of Registrable Securities from time to time in accordance with the methods of distribution elected by such holders of Registrable Securities and set forth in the Shelf Registration Statement and, as promptly as practicable thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective under the Securities Act. If, on the date of any such request, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 1.03 shall not apply, and the provisions of Section 1.01 shall apply instead. In the event the Company is not, or ceases to be, a WKSI, the Company agrees to use reasonable best efforts to facilitate the sale of Registrable Securities on a Form S-3. The Company shall be liable for and pay all Registration Expenses in connection with this Section 1.03.

(b) Shelf Take Downs. Any Requesting Stockholder included in a Shelf Registration Statement (an “Initiating Shelf Requesting Stockholder”) may initiate an offering or sale of all or part of such Person’s Registrable Securities (a “Shelf Take-Down”), in which case the provisions of this Section 1.03(b) shall apply.

(i) If an Initiating Shelf Requesting Stockholder so elects in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down may be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”) and the Company shall file and effect an amendment or supplement to its Shelf Registration Statement for such purpose as soon as reasonably practicable; provided, that any such Marketed Underwritten Shelf Take-Down (as defined below) shall be deemed to be, for purposes of Section 1.01, a Demand Registration. Such Initiating Shelf Requesting Stockholder shall indicate in such Underwritten Shelf Take-Down Notice whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters (a “Marketed Underwritten Shelf Take-Down”). Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such

Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Company shall promptly give notice of such Marketed Underwritten Shelf Take-Down to all other holders of Registrable Securities included in a Shelf Registration Statement (all such holders, “Shelf Holders”) and shall permit the participation of all such Shelf Holders that request inclusion in such Marketed Underwritten Shelf Take-Down who respond in writing within five days after the receipt of such notice of their election to participate. The provisions of Section 1.02 shall apply with respect to the right of the Initiating Shelf Requesting Stockholder and the other Shelf Holders to participate in any Underwritten Shelf Take-Down.

(ii) If the Initiating Shelf Requesting Stockholder desires to effect a Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down (a “Non-Marketed Underwritten Shelf Take-Down”), the Initiating Shelf Requesting Stockholder shall so indicate in a written request delivered to the Company no later than two Business Days prior to the expected date of such Non-Marketed Underwritten Shelf Take-Down, which request shall include (i) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Underwritten Shelf Take-Down, (ii) the excepted plan of distribution of such Non-Marketed Underwritten Shelf Take-Down and (iii) the action or actions required (including the timing thereof) in connection with such Non-Marketed Underwritten Shelf Take-Down (including the delivery of one or more stock certificates representing shares of Registrable Securities to be sold in such Non-Marketed Underwritten Shelf Take-Down), and the Company shall file and effect an amendment or supplement to its Shelf Registration Statement for such purpose as soon as practicable. All determinations as to whether to complete any Non-Marketed Underwritten Shelf Take-Down and as to the timing, manner, price and other terms of any Non-Marketed Underwritten Shelf Take-Down shall be at the discretion of the Initiating Shelf Requesting Stockholder.

Section 1.04. Lock-Up Agreements; Transfer Restrictions. If any registration of Company Securities shall be effected in connection with a Public Offering, each of the Company and each Stockholder shall enter into a customary “lock-up” agreement with the managing underwriter or underwriters (and the Company shall use reasonable best efforts to cause other stockholders, directors and officers to sign commensurate “lock-up” agreements) and neither the Company nor any Stockholder shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Company Securities or other security of the Company (except as part of such Public Offering) during the period (each such period, a “Lock-Up Period”) beginning fourteen (14) days prior to the distribution of a preliminary prospectus until, (i) with respect to the Initial Public Offering, the earlier of (x) such time as the Company and the lead managing underwriter shall agree and (y) 180 days after such effective date of the Initial Public Offering or (ii) with respect to any other Public Offering, 90 days after such effective date of the Public Offering (unless the underwriter requires a longer time period, in which case such period shall not exceed 180 days),in each case unless a later date is reasonably required by applicable FINRA rules and regulations.

Section 1.05. Registration Procedures. Whenever any Stockholders request that any Registrable Securities be registered pursuant to Section 1.01 or 1.02 hereof, subject to the provisions of such Sections, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a) The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a shelf registration statement, one (1) year (or such shorter period in which all of the Registrable Securities of the Registering Stockholders included in such registration statement shall have actually been sold thereunder).

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Stockholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Stockholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A (or any similar provision then in force) under the Securities Act and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder.

(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 or any similar provision then in force under the Securities Act, (ii) comply with the provisions of the Securities Act and Exchange Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Stockholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify the Registering Stockholders holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Registering Stockholders holding such Registrable Securities reasonably (in light of such Stockholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the Registrable Securities owned by such Stockholder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 1.05(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) The Company shall immediately notify each Registering Stockholders holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Stockholder and file with the SEC any such supplement or amendment.

(f) (i) Oak Hill shall have the right, in its sole discretion, to select the underwriter or underwriters in connection with any Public Offering resulting from a Demand Registration, which underwriter or underwriters may include any Affiliate of Oak Hill, and (ii) the Company shall select an underwriter or underwriters in connection with any other Public Offering. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(g) The Company shall make available for inspection by the Registering Stockholders and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 1.05 and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Registering Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. Each Registering Stockholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) The Company shall furnish to each Registering Stockholder and to each such underwriter, if any, a signed counterpart, addressed to such Stockholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Stockholders or the managing underwriter reasonably requests.

(i) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement or such other document that shall satisfy the provisions of Section 11 (a) of the Securities Act and Rule 158 thereunder.

(j) The Company may require each Registering Stockholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time request and such other information as may be legally required in connection with such registration.

(k) Each Registering Stockholder agrees that, upon receipt of any written notice from the Company of the occurrence of any event requiring the preparation of a supplement or amendment of a prospectus relating to the Registrable Securities covered by a registration statement that is required to be delivered under the Securities Act so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or to make the statements therein not misleading, such Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder’s receipt of the copies of a supplemented or amended prospectus, and, if so directed by the Company, such Stockholder shall deliver to the Company all copies, other than any permanent file copies then in such Stockholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 1.05(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 1.05(e) to the date when the Company shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 1.05(e).

(l) The Company shall use its reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded and to maintain such listing so long as any such Registrable Securities remain outstanding.

(m) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable efforts to cooperate as requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 1.06. Indemnification by the Company. The Company agrees to indemnify and hold each Registering Stockholder holding Registrable Securities covered by a registration statement, its officers, directors, employees, managers, members, partners and agents, and each Person, if any, who controls any such Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or free writing prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or made during any “road shows”, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Stockholder or on such Stockholder’s behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Stockholders provided in this Section 1.06.

Section 1.07. Indemnification by the Participating Stockholders. Each Registering Stockholder holding Registrable Securities included in any registration statement agrees to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Stockholder, but only with respect to information furnished in writing to the Company by such Stockholder or on such Stockholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Stockholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 1.07. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 1, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Registering Stockholder shall be liable under this Section 1.07 for any Damages in excess of the net proceeds realized by such Stockholder in the sale of Registrable Securities of such Stockholder to which such Damages relate.

Section 1.08. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 1, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any Damages (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 1.09. Contribution. If the indemnification provided for in this Article 1 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Registering Stockholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Stockholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Stockholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Stockholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Stockholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Stockholders or by such underwriters. The relative fault of the Company on the one hand and of each such Stockholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Registering Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 1.09 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 1.09, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Registering Stockholder shall be required to contribute any amount in excess of the amount by which the net proceeds realized by such Stockholder in the sale of Registrable Securities of such Stockholder to which such Damages relate exceeds the amount of any Damages that such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Registering Stockholder’s obligation to contribute pursuant to this Section 1.09 is several in the proportion that the proceeds of the offering received by such Stockholder bears to the total proceeds of the offering received by all such Registering Stockholders and not joint.

Section 1.10. Participation in Public Offering. No Stockholder will be permitted to require registration of any Registrable Securities in any Public Offering hereunder unless such Stockholder (a) agrees to sell such Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 1.11. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Stockholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 1.12. Cooperation by the Company. If any Stockholder shall transfer any Registrable Securities pursuant to Rule 144 of the Securities Act, the Company shall cooperate, to the extent commercially reasonable, with such Stockholder and shall provide to such Stockholder such information as such Stockholder shall reasonably request.

Section 1.13. S-8 Registration Following Initial Public Offering. The Company shall file a registration statement on Form S-8 in accordance with applicable securities laws within 180 days after the Initial Public Offering, which registration statement will cover the Common Shares issuable upon exercise of employee options then outstanding.

ARTICLE 2

LEGENDS

Section 2.01. Legends. Upon the written request of Oak Hill or any Other Stockholder in connection with a Transfer of Company Securities pursuant to (i) an effective registration statement under the Securities Act or (ii) another exemption from registration under the Securities Act, the Company shall or shall instruct the Company’s transfer agent to replace such Stockholder’s certificate with certificates not bearing any legend regarding restrictions on Transfer under the Securities Act (and, with respect to any Other Stockholder, restrictions on Transfer set forth in this Agreement).

ARTICLE 3

DEFINITIONS

The following terms, as used herein, have the following meanings:

Section 3.01. “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of an investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

Section 3.02. “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

Section 3.03. “Company Securities” means (i) the common stock, (ii) any preferred stock, (iii) any other common stock issued by the Company and (iv) any securities convertible into or exchangeable for, or options, warrants or other rights to acquire, common stock or any other stock issued by the Company.

Section 3.04. “Oak Hill” means Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. and their permitted assignees as contemplated by Section 3.03.

Section 3.05. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Section 3.06. “FINRA” means the Financial Industry Regulatory Authority, Inc.

Section 3.07. “Form S-3” means a Form S-3 registration statement under the Securities Act, and any successor or similar form thereto.

Section 3.08. “Initial Public Offering” means the first Public Offering of common stock of the Company registered on Form S-1.

Section 3.09. “Other Stockholder” means all Stockholders other than Oak Hill.

Section 3.10. “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 3.11. “Public Offering” means an underwritten public offering of Company Securities pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

Section 3.12. “Registrable Securities” means, at any time, any Company Securities held by any Stockholder until (i) a registration statement covering such Company Securities has been declared effective by the SEC and such Company Securities have been disposed of pursuant to such effective registration statement, (ii) such Company Securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Company Securities are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Company Securities not bearing a legend regarding restrictions on Transfer under the Securities Act (and, with respect to any Other Stockholder, restrictions on Transfer set forth in this Agreement) and such Company Securities may be resold without subsequent registration under the Securities Act.

Section 3.13. “Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and out-of-pocket expenses of counsel to the Stockholders participating in the offering selected (A) by Oak Hill, in the case of any offering in which Oak Hill participates, or (B) in any other case, by the Stockholders holding the majority of the Registrable Securities to be sold for the account of all Stockholders in the offering, (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expense of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities and (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies.

Section 3.14. “Required Stockholders” means Stockholders of at least a majority in number of Registrable Securities.

Section 3.15. “SEC” means the Securities and Exchange Commission.

Section 3.16. “Securities Act” means the Securities Act of 1933, as amended.

Section 3.17. “Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

Section 3.18. Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(a) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(b) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

(c) Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(d) Including. Wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Termination. All rights and obligations of the Company hereunder shall terminate on the date on which no Registrable Securities are outstanding.

Section 4.02. Termination of Stockholders’ Agreement. The parties acknowledge and agree, that upon consummation of the Initial Public Offering, the Stockholders’ Agreement of the Company, dated as of June 1, 2010, (including, for the purpose of clarity, Article IV thereof) shall automatically terminate and be of no further force or effect.

Section 4.03. Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company, the Required Stockholders and any Stockholder that would be materially and disproportionately affected by such an amendment. Any party hereto may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 4.04. Successors and Assigns. This Agreement shall not inure to the benefit of, or be binding on, or be assignable or transferable by any Stockholder to, any Person to the extent such Person acquires Company Securities in, or at any time following, the Initial Public Offering; provided, however, that in connection with any Transfer of Company Securities by Oak Hill (i) to any of its Affiliates or (ii) in connection with any Transfer of Company Securities by Oak Hill in a privately negotiated transaction, in each case Oak may assign all or any portion of its rights under this Agreement to any transferee who agrees to be bound by this Agreement.

Section 4.05. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.06. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 4.07. Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

Section 4.08. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day or (iii) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below or such other address or facsimile number as a party may from time to time specify by notice to the other parties hereto:

If to the Company, at:

Dave & Buster’s Entertainment, Inc.

2481 Manana Drive

Dallas, Texas 75220

Attention: Jay L. Tobin, Esq.

Fax: (214) 357-1536

With a copy which shall not constitute notice to:

Oak Hill Capital Management, LLC

65 East 55th Street, 32nd Floor

New York, NY 10022

Attention: John R. Monsky, Esq.

Fax: (212) 527-8450

and

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Douglas P. Warner, Esq.

Fax: (212) 310-8007

If to any Other Stockholder, to such Stockholder’s address as set forth in the register of stockholders maintained by the Company.

Section 4.09. Governing Law. This Agreement, and all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) based upon, arising out of, related to or otherwise in connection with this Agreement or the transactions contemplated hereby, shall be exclusively governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 4.10. Consent to Jurisdiction. The parties hereby agree that any suit, action or proceeding (whether at law, in equity, in contract, in tort or otherwise) seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be exclusively brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section 4.10 shall be deemed effective service of process on such party.

Section 4.11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first written above.

DAVE & BUSTER’S ENTERTAINMENT, INC.

By:
	Name:	Stephen M. King
	Title:	Chief Executive Officer

OAK HILL CAPITAL PARTNERS III, L.P.

By:	OHCP GenPar III, L.P.,
its General Partner

By:	OHCP MGP Partners III, L.P.,
its General Partner

By:	OHCP MGP III, Ltd.,
its General Partner

By:
		Name:	John R. Monsky
Title:

OAK HILL CAPITAL MANAGEMENT PARTNERS III, L.P.

By:	OHCP GenPar III, L.P.,
its General Partner

By:	OHCP MGP Partners III, L.P.,
its General Partner

By:	OHCP MGP III, Ltd.,
its General Partner

By:
		Name:	John R. Monsky
Title:

Alan J. Lacy

David A. Jones, individually, and on behalf of,

Brenton Alan Kindle,
Brooke Nicole Kindle Stephens,
Leslie Ann Jones Acosta,
Jeffrey David Jones,
Dana Michele Jones Smith,
David A. Jones 2006 Grandchildren’s Trust
Dated 12/30/2006 FBO Davis A. Kindle,
David A. Jones 2006 Grandchildren’s Trust
Dated 12/30/2006 FBO Antonio Acosta III,
David A. Jones 2006 Grandchildren’s Trust
Dated 12/30/2006 FBO Dillon A. Jones,
David A. Jones 2006 Grandchildren’s Trust
Dated 12/30/2006 FBO H. Jones Scherer,
David A. Jones 2006 Grandchildren’s Trust
Dated 12/30/2006 FBO Jackson D. Stephens,
David A. Jones 2006 Grandchildren’s Trust
Dated 12/30/2006 FBO Turner Clark Smith,
David A. Jones 2006 Grandchildren’s Trust
Dated 12/30/2006 FBO Tyler J. Kindle,
David A. Jones 2006 Grandchildren’s Trust
Dated 12/30/2006 FBO W. Rhys Smith
David A. Jones 2013 Grandchildren’s Trust
Dated 6/30/2013 FBO Madeline Grace Stephens, and
David A. Jones 2013 Grandchildren’s Trust
Dated 6/30/2013 FBO Madison Alena Jones

Kevin M. Sheehan

Jonathan S. Halkyard

Michael J. Griffith

Stephen M. King, individually, and on behalf of,

Steve and Shauna King Investment Partnership L.P.

[SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT]

Dolf Berle

Jay L. Tobin

Brian A. Jenkins

John P. Gleason III

Margo L. Manning

Edward J. Forler

Michael Metzinger

Gregory Clore

Joseph DeProspero

Lisa Warren

[SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT]